UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2022

CEVA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-49842	77-0556376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 400, Rockville, MD 20850
(Address of Principal Executive Offices, and Zip Code)

(240) 308-8328
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CEVA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Executive Vice President of Worldwide Sales

On December 7, 2022, the Board of Directors (the “Board”) of CEVA, Inc. (the “Company”) and Issachar Ohana, the Executive Vice President (“EVP”) of Worldwide Sales of the Company reached an understanding regarding his separation from the Company, and the Company and Mr. Ohana entered into a Separation and Release Agreement (the “Separation Agreement”) later that day pursuant to which Mr. Ohana’s last day of service as the EVP of Worldwide Sales of the Company will be December 31, 2022 (the “Separation Date”).

Pursuant to the Separation Agreement, in exchange for certain releases and waivers, the Company will provide Mr. Ohana the following benefits: (i) an amount equal to thirty days of his base salary in lieu of the notice required under his employment agreement with the Company dated November 1, 2002 (as amended, the “Employment Agreement”), payable on the Company’s first regular payroll date after the Separation Date; (ii) an amount equal to the base salary to which he would have been entitled had he remained employed with the Company for two years after the Separation Date (the “Severance Period”) as required under the Employment Agreement, payable in equal installments on the Company’s regular payroll dates and paid less all applicable deductions and withholdings; (iii) continuation of his benefits under the Company’s group health plans until the Separation Date, after which he will be eligible to continue his participation in the Company’s group health insurance plan under applicable COBRA regulations in which case the Company will pay the applicable COBRA premiums for Mr. Ohana and his covered dependents until the earliest of a) the two year anniversary of the Separation Date, b) the date he becomes eligible for health insurance coverage from a new employer or through self-employment, or c) the date he is no longer eligible to continue coverage under COBRA; (iv) an amount equal to any unpaid incentive compensation he would have been eligible to earn under the Company’s 2022 Incentive Bonus Plan (the “IB Plan”) for achievement of specified revenue targets through December 31, 2022, less applicable deductions and withholdings in accordance with the terms of the IB Plan; (v) an amount equal to two years of the largest 401(k) Plan contribution allowed as if Mr. Ohana was still employed by the Company based on his base salary immediately prior to the date of the Separation Agreement, to be paid in equal installments on the Company’s regular payroll dates over the duration of the Severance Period less any applicable deductions, withholdings, or taxes; and (vi) accelerated vesting of the certain time and performance-based restricted stock units ( “RSUs”) previously awarded to Mr. Ohana pursuant to the terms of the Company’s 2011 Equity Incentive Plan (as amended, the “Plan”), including to the extent applicable performance goals are achieved as determined by the Board or a committee thereof, vesting of such RSUs as of the date of determination of achievement of the performance goals.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which has been attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Chief Commercial Officer

On December 7, 2022, the Company’s Board appointed Gweltaz Toquet, who currently serves as the Vice President of Sales for Europe and Asia Pacific, as Chief Commercial Officer (“CCO”) of the Company effective January 1, 2023 (the “Promotion Date”).

Mr. Toquet, 49, has more than 20 years of sales and management experience with the Company, most recently serving as the Company’s Vice President of Sales for Asia Pacific, India and Europe. In particular, Mr. Toquet has spent over 15 years as the Company’s Vice President of Sales for Asia Pacific based in Hong Kong, where he led the build-out and management of the sales and support functions in the region spanning China, Japan, Taiwan and Korea. Prior to joining the Company in 2002, Mr. Toquet held several roles in sales, business development, product marketing and business line management at Freehand DSP and Texas Instruments. Mr. Toquet holds a Master of Science in Engineering degree from Institut Supérieur d’Electronique de Paris (ISEP).

On May 11, 2021, the Company entered into an employment agreement with Mr. Toquet in connection with his retention as the Vice President of Sales for the Asia Pacific region (the “Employment Agreement”). Under his Employment Agreement, Mr. Toquet is entitled to a salary of SEK 1,500,000 per year, and is eligible to participate in the Company’s annual target incentive bonus of SEK 1,500,000 as evaluated and paid out on a quarterly basis. Mr. Toquet is also eligible to participate in regular health insurance, pension, employee stock purchase plans and other employee benefit plans established by the Company for its employees from time to time. The Employment Agreement also contains customary provisions relating to, among other things, employee duties and representations, exclusivity and non-competition.

On December 7, 2022, the Company and Mr. Toquet entered into an addendum (the “Addendum”) to the Employment Agreement. The Addendum, effective as of the Promotion Date, provides for the following in addition to and in variation of the Employment Agreement: (i) Mr. Toquet’s appointment as the Company’s CCO, with responsibilities and reporting duties as set forth in the Addendum and Employment Agreement; (ii) an increase in Mr. Toquet’s annual salary to SEK 2,320,000; (iii) Mr. Toquet’s entitlement to participate in the Company’s commission plan in the amount of SEK 1,750,000 per annum, as well as the Company’s Officers’ Equity Plan; (iv) the grant of RSUs pursuant to the Plan to be approved by the Compensation Committee of the Board, effective on the Promotion Date, with value equal to $100,000, one-third of which will vest on each anniversary of the Promotion Date, conditioned upon Mr. Toquet’s continued service with the Company; (v) to incorporate a notice requirement such that should Mr. Toquet desire to terminate his employment with the Company, he is requested to provide the Company with six months’ prior written notice to the Company, and conversely, should the Company desire to terminate Mr. Toquet’s employment without Cause (as defined in the Addendum), the Company must provide Mr. Toquet with six months’ prior written notice, unless the Company pays Mr. Toquet a sum equal to the salary that he would otherwise be entitled to during such period; (vi) if Mr. Toquet resigns for Good Reason (as defined in the Addendum), the Company shall pay him a sum equal to the salary that he would otherwise be entitled to during the six month period from the date of delivery of the resignation notice; (vii) the Company may terminate Mr. Toquet’s employment for Cause without advance notice and without derogating from any remedy to which the Company may be entitled; (viii) if, within twelve months after a Change in Control (as defined in the Addendum), Mr. Toquet terminates his employment with the Company for Good Reason or the Company terminates his employment without Cause, he will receive pay in an amount equal to the compensation to which he would otherwise have been entitled to had he remained employed by the Company for one year after such termination, based on his salary in effect on the date of termination, and all outstanding and unvested time-based equity awards granted by the Company to Mr. Toquet will fully vest; and (ix) the promotion and other remuneration terms under the Addendum are contingent on Mr. Toquet’s execution of a non-disclosure, non-compete and assignment of ideas agreement as of the Promotion Date. The benefits provided for in connection with a Change in Control are subject to Mr. Toquet’s delivery of a release of claims in a form reasonably acceptable to the Company.

The foregoing descriptions of the Addendum and Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the agreements, copies of which are attached as Exhibit 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

There are no arrangements or understandings between Mr. Toquet and any other person pursuant to which Mr. Toquet was appointed to serve as CCO of the Company. There are no family relationships between Mr. Toquet and any director or executive officer of the Company, and Mr. Toquet does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release with respect to the matters addressed in this Item 5.02 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Separation and Release Agreement, dated December 7, 2022, between CEVA Development, Inc. and Issachar Ohana
10.2*	Addendum to Employment Agreement, dated December 7, 2022 between CEVA Ireland Sweden Filial and Gweltaz Toquet
10.3*	Employment Agreement, dated May 11, 2021, between CEVA Ireland Sweden Filial and Gweltaz Toquet
99.1	Press release issued on December 12, 2022 by CEVA, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Denotes management contract, compensatory plan or arrangement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: December 12, 2022	By:	/s/ Yaniv Arieli
	Name:	Yaniv Arieli
	Title:	Chief Financial Officer